Exhibit 99.3

Annual Shareholders
Meeting

Casey’s General Stores, Inc.

Fiscal Year Ended
April 30, 2010

Fiscal 2010 Goals
☐ Increase same-store gas gallons 2% with a margin
 of 11¢
☐ Increase same-store grocery & other merchandise
 sales 8.9% with a margin of 33.9%
☐ Increase same-store prepared food & fountain
 sales 7.5% with a margin of 62%
☐ Increase total number of stores 4%

Fiscal 2011Goals
☐ Increase same-store gallons 1% with an average
 margin of 13.5¢
☐ Increase same-store grocery & other merchandise
 sales 6% with an average margin of 33.9%
☐ Increase same-store prepared food & fountain
 sales 8% with an average margin of 63.1%
☐ Increase total number of stores 4 to 6%

Total Number of Stores
	FY2008	FY2009	FY2010
Corporate	1,454	1,478	1,531

Store Growth
	FY2008	FY2009	FY2010
Acquisitions	12	16	37
New store construction	0	16	18
2011 goal is 4 - 6% unit growth.

Gasoline
	FY2009	FY2010
Gallons sold	1.24 b	1.28 b
Margin	12.9¢	13.9¢
Gross profit	$160 mm	$178 mm

Q1 F2011 Gasoline
Same Store Gallons	Gallons Sold	Margin	Gross Profit
1.5%	359 mm	16.4¢	$59 mm

Inside Sales & Gross Profit
	FY10 Sales	FY10 Gross Profit
G & O M	$1,074 mm	$360 mm
P F & F	$366 mm	$234 mm
Total	$1,440 mm	$594 mm
Annual % gain	6.9%	8.8%

Grocery & Other Merchandise
	FY2009	FY2010
Sales	$1,010 mm	$1,074 mm
Margin	33.7%	33.6%
Gross profit	$340 mm	$360 mm

Q1 F2011 Grocery &
Other Merchandise
Same Store Sales	Sales	Margin	Gross Profit
2.0%	$317 mm	32.8%	$104 mm

Prepared Food & Fountain
	FY2009	FY2010
Sales	$336 mm	$366 mm
Margin	61.4%	63.8%
Gross profit	$206 mm	$234 mm

Q1 F2011 Prepared
Food & Fountain
Same Store Sales	Sales	Margin	Gross Profit
2.4%	$102 mm	63.8%	$65 mm

Fiscal 2010 Balance Sheet
Cash & cash equivalents	$152 mm
Long-term debt	$155 mm
Shareholders’ equity	$824 mm

Fiscal 2011
Capital Expenditure Budget
New Stores & Acquisitions	$108 mm
Replacements	$37 mm
Maintenance & Remodels	$26 mm
Transportation & Information Systems	$18 mm
Total	$189 mm

Stock Price Performance

Important Information
In response to the tender offer commenced by Alimentation Couche-Tard Inc. (“Couche-Tard”), Casey’s General Stores, Inc. (“Casey’s”) has filed a solicitation/recommendation statement with the Securities and Exchange Commission (the “SEC”).  Investors and security holders are urged to read the solicitation/recommendation statement with respect to the tender offer and, when they become available, any other relevant documents filed with the SEC, because they contain important information.  Investors and security holders may obtain a free copy of the solicitation/recommendation statement with respect to the tender offer and other documents (when available) that Casey’s files with the SEC at the SEC’s website at www.sec.gov and Casey’s website at www.caseys.com. In addition, the solicitation/recommendation statement with respect to the tender offer and other documents (when available) filed by Casey’s with the SEC may be obtained from Casey’s free of charge by directing a request to Casey’s General Stores, Inc., Attn: Investor Relations, Casey’s General Stores, Inc., One Convenience Blvd., P.O. Box 3001, Ankeny, Iowa 50021-8045.

Forward-Looking Statements
This communication contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements represent our expectations or beliefs concerning future events that may not prove to be accurate.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project” and similar expressions are used to identify forward-looking statements.  We caution you that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward-looking statements, including the risk that our cash balances and cash generated from operations and financing activities will not be sufficient for our future liquidity and capital resource needs, competition in the industry in which we operate, changes in the price or supply of gasoline, tax increases or other changes in the price of or demand for tobacco products, potential liabilities and expenditures related to compliance with environmental and other laws and regulations, the seasonality of demand patterns, weather conditions, future actions by Couche-Tard in connection with its unsolicited tender offer to acquire Casey’s, the risk that disruptions or uncertainty from Couche-Tard’s unsolicited tender offer will divert management’s time and harm Casey’s relationships with our customers, employees and suppliers; the increased indebtedness that the Company has incurred to purchase shares of our common stock in our self tender offer; the price at which we purchased shares of our common stock in our self tender offer and the number of shares purchased in such offer; the price and time at which we may make any additional repurchases of our common stock following completion of our self tender offer as well as the number of shares acquired in such repurchases and the terms, timing, cost and interest rate on any indebtedness incurred to fund such repurchases; and the other risks and uncertainties included from time to time in our filings with the SEC.  Further, there can be no assurance that a transaction with 7-Eleven, Inc. (“7-Eleven”) will be reached on terms that the Casey’s Board of Directors (the “Board”) will determine are in the best interests of Casey’s, its shareholders and its other constituencies.  Moreover, even if the Board were to approve a transaction with 7-Eleven, there can be no assurance that the approved transaction will be consummated.  We further caution you that other factors we have not identified may in the future prove to be important in affecting our business and results of operations.  We ask you not to place undue reliance on any forward-looking statements because they speak only of our views as of the statement dates.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.